                                                                   EXHIBIT 10.17

                              CLERK'S CERTIFICATE

        I, M. Lawrence Oliverio do hereby certify that I am the duly elected and qualified Secretary/Clerk of Security Dynamics Technologies, Inc. a Delaware corporation whose principal place of business is in Massachusetts; and that a special meeting of its Board of Directors duly called and held, the following was duly voted:

        "Voted:

                That  /s/ Arthur Coviello
                     ---------------------------------------------
                     (Name of officer or officers)

                     Executive Vice President of:
                     ----------------------------------------------
                     (Office held)

                      Security Dynamics Technologies, Inc.
                                (Name of Tenant)
              be and he hereby is, in the name of and on behalf of

                      Security Dynamics Technologies, Inc.
                                (Name of Tenant)

           authorized and directed to execute under seal and deliver an Indenture of Lease with

                            Beacon Properties, L.P.
                                   (Landlord)
   all on the terms, provisions and conditions set forth in said Indenture of Lease presented to the meeting"; and the execution thereby said
   Executive Vice President shall be conclusive
                               (Title of Officer)
   evidence of the fact that the instrument signed by him was the one presented at the "meeting".

I further certify that the foregoing vote is in full force and effect.

                                Attest: /s/ M. Lawrence Oliverio
                                        -----------------------------------
                                        Secretary/Clerk
                                                                     (SEAL)

                                NOTICE OF LEASE

                                 March 11, 1996

        Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, notice is hereby given of the following described Lease:

        DATE OF LEASE:  March 11, 1996

        LANDLORD:       Beacon Properties, L.P., a Delaware limited partnership

        TENANT:         Security Dynamic Technologies, Inc.
                        (a Delaware corporation)

        PREMISES:       20 Crosby Drive, Bedford, Middlesex County,
                        Massachusetts (Building One in Crosby Corporate
                        Center (the "Park"))

        TERM: A term commencing on the Term Commencement Date, as defined in the Lease, and terminating on the date which is ten (10) years after the Rent Commencement Date, as defined in the Lease. The parties presently estimate that the Term Commencement Date will occur on or about April 1, 1996 and that the term will terminate on or about August 1, 2006.

        RIGHTS OF
        RENEWAL
        OR EXTENSION:   Tenant has the right to extend the term of the Lease
                        for one (1) additional term of five (5) years, subject to and in accordance with the terms and conditions set forth in the Lease.

        EXPANSION
        RIGHTS: Subject to the rights of other tenants in the Park and subject to the provisions of the Lease, Tenant has the right to lease any separately demised area in Building 2, 3, 4 or 5 of the Park or on any other land and improvements in the Park owned by Landlord and located within a one (1) mile radius of the Park when such area becomes available for lease to Tenant, during the initial term of the Lease.

        Nothing contained in this Notice of Lease shall be intended to amend or revise the Lease.

        EXECUTED under seal as of the date first above-written.


LANDLORD:                               TENANT:

BEACON PROPERTIES, L.P.                 SECURITY DYNAMICS
                                        TECHNOLOGIES, INC.


By: Beacon Properties Corporation,
  General Partner                       By: /s/ A.W. Coviello Jr.
                                            --------------------------------
                                            Name: A.W. Coviello Jr.
                                            Title: Exec. V.P.
By: /s/ Lionel P. Fortin                    Duly Authorized
    --------------------------------
    Lionel P. Fortin,
    Senior Vice President



Dated Signed:  4/10/96                   Date Signed:  3/19/96
              ----------                              ---------

                         COMMONWEALTH OF MASSACHUSETTS

County of Suffolk, ss.                                             4/10, 1996

        Personally appeared before me the above-named Lionel Fortin, who being by me duly sworn, did say that he is President of Beacon Properties Corporation, which is General Partner of Beacon Properties, L.P., as aforesaid, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of Beacon Properties, L.P.

                                        /s/ Kathleen M. McCarthy
                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires: 6/15/01



                         COMMONWEALTH OF MASSACHUSETTS


County of Middlesex, ss.

        On this 19th day of March, 1996, personally appeared before me A.W. Coviello, Jr. to me personally known, who being by me duly sworn, did say that he/she is the [Vice] President of Security Dynamics and such officer acknowledged the foregoing to be his/her free act and deed and the free act and deed of Security Dynamics Technologies, Inc.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                                        /s/ Liesl M. Hoffman
                                        --------------------------------------
                                        Notary Public
                                        My Commission Expires: January 20, 2000

                         COMMONWEALTH OF MASSACHUSETTS

County of Middlesex, ss.

        On this 19th day of March, 1996, personally appeared before me _______________ to me personally known, who, being by me duly sworn, did say that he/she is the [Assistant] Treasurer of ___________, and such officer acknowledged the foregoing to be his/her free act and deed and the free act and deed of Security Dynamics Technologies, Inc.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                                        /s/ Liesl M. Hoffman
                                        ---------------------------------------
                                        Notary Public
                                        My Commission Expires: January 20, 2000

                                    CONTENTS

1.       REFERENCE DATA........................................................................................   1

2.       DESCRIPTION OF PREMISES...............................................................................   1
         2.1      Demised Premises.............................................................................   1
         2.2      Park.........................................................................................   1
         2.3      Appurtenant Rights...........................................................................   1
         2.4      Exclusions and Reservations..................................................................   2

3.       TERM OF LEASE.........................................................................................   2
         3.1      Definitions..................................................................................   2
         3.2      Habendum.....................................................................................   2
         3.3      Declaration Fixing Term Commencement Date....................................................   2

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT
         PRIOR TO TERM COMMENCEMENT DATE.......................................................................   3
         4.1      Completion Date - Delays.....................................................................   3
         4.2      When Base Building Work Deemed Substantially Complete........................................   4
         4.3      Base Building Work and Condition of Premises.................................................   4
         4.4      Plans and Specifications and Tenant Work.....................................................   5
         4.5      Quality and Cost of Materials................................................................   6
         4.6      Tenant's Delay - Additional Costs............................................................   6
         4.7      Entry by Tenant Prior to Term Commencement Date..............................................   6
         4.8      Conclusiveness of Landlord's Performance.....................................................   6
         4.9      Tenant Payments of Construction Cost.........................................................   7

5.       USE OF PREMISES.......................................................................................   7
         5.1      Permitted Use................................................................................   7
         5.2      Prohibited Uses..............................................................................   7
         5.3      Licenses and Permits.........................................................................   8
         5.4      Vacancy by Tenant............................................................................   8

6.       RENT..................................................................................................   8

7.       HAZARDOUS MATERIAL....................................................................................   9

8.       SERVICES FURNISHED BY LANDLORD........................................................................  11
         8.1      Electric Current.............................................................................  11
         8.2      Water........................................................................................  13
         8.3      Elevators, Heat, Cleaning....................................................................  13
         8.4      Air Conditioning.............................................................................  14
         8.5      Additional Heat, Cleaning and
                  Air Conditioning Services....................................................................  14

         8.6      Repairs......................................................................................  15
         8.7      Interruption or Curtailment of Services......................................................  15
         8.8      Energy Conservation..........................................................................  16
         8.9      Miscellaneous................................................................................  16

9.       ESCALATION............................................................................................  16
         9.1      Definitions..................................................................................  16
         9.2      Tax Excess...................................................................................  22
         9.3      Operating Expense Excess.....................................................................  22
         9.4      Part Years...................................................................................  24
         9.5      Effect of Taking.............................................................................  24
         9.6      Disputes, etc................................................................................  25

10.      CHANGES OR ALTERATIONS BY LANDLORD....................................................................  24

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT..............................................  25

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT................................................................  26

13.      TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
         STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS...............................................  27

14.      REPAIRS BY TENANT - FLOOR LOAD........................................................................  28
         14.1     Repairs by Tenant............................................................................  28
         14.2     Floor Load - Heavy Machinery.................................................................  28

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION...............................................  29
         15.1     General Liability Insurance..................................................................  29
         15.2     Certificates of Insurance....................................................................  29
         15.3     General......................................................................................  30
         15.3A    Landlord Indemnity of Tenant.................................................................  30
         15.4     Property of Tenant...........................................................................  30
         15.5     Bursting of Pipes, etc.......................................................................  30
         15.6     Repairs and Alterations - No Diminution .....................................................  31
                  of Rental Value

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING.................................................................  32

17.      MISCELLANEOUS COVENANTS...............................................................................  36
         17.1     Rules and Regulations........................................................................  36
         17.2     Access to Premises - Shoring.................................................................  37
         17.3     Accidents to Sanitary and Other Systems......................................................  38
         17.4     Signs, Blinds and Drapes.....................................................................  38

         17.5     Estoppel Certificate.........................................................................  39
         17.6     Prohibited Materials and Property............................................................  39
         17.7     Requirements of Law - Fines and Penalties....................................................  40
         17.8     Tenant's Acts - Effect on Insurance..........................................................  40
         17.9     Miscellaneous................................................................................  41

18.      DAMAGE BY FIRE, ETC...................................................................................  41
         18.1     Casualty Insurances..........................................................................  41
         18.2     Repair of Damage Caused by Casualty..........................................................  41
         18.3     Landlord's Termination Rights................................................................  42
         18.4     Tenant's Termination Rights..................................................................  42
         18.5     General Provisions Relating to Any Casualty Termination......................................  44

19.      WAIVER OF SUBROGATION.................................................................................  44

20.      CONDEMNATION - EMINENT DOMAIN.........................................................................  45
         20.1     Landlord's Termination Rights................................................................  45
         20.2     Tenant's Termination Rights..................................................................  45
         20.3     General Taking Provisions....................................................................  45
         20.4     Taking Process...............................................................................  46
         20.5     Temporary Takings............................................................................  47

21.      DEFAULT...............................................................................................  47
         21.1     Conditions of Limitation - Re-entry - Termination............................................  47
         21.2     Damages - Assignment for Benefit of Creditors................................................  48
         21.3     Damages - Termination........................................................................  49
         21.4     Fees and Expenses............................................................................  50
         21.5     Waiver of Redemption.........................................................................  52
         21.6     Landlord's Remedies Not Exclusive............................................................  52
         21.7     Grace Period.................................................................................  52

22.      END OF TERM - ABANDONED PROPERTY......................................................................  53

23.      SUBORDINATION.........................................................................................  54

24.      QUIET ENJOYMENT.......................................................................................  57

25.      ENTIRE AGREEMENT  - WAIVER - SURRENDER................................................................  57
         25.1     Entire Agreement.............................................................................  57
         25.2     Waiver by Landlord...........................................................................  57
         25.3     Surrender....................................................................................  58

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE.............................................................  58

27.      BILLS AND NOTICES.....................................................................................  59

28.      PARTIES BOUND - SEIZIN OF TITLE.......................................................................  60

29.      MISCELLANEOUS.........................................................................................  60
         29.1     Separability.................................................................................  60
         29.2     Captions, etc................................................................................  60
         29.3     Broker.......................................................................................  61
         29.4     Modifications................................................................................  61
         29.5     Arbitration..................................................................................  61
         29.6     Governing Law................................................................................  62
         29.7     Assignment of Rents..........................................................................  62
         29.8     Representation of Authority..................................................................  62
         29.9     Expenses Incurred by Landlord Upon Tenant Requests...........................................  62
         29.10    Survival.....................................................................................  63

EXHIBITS

         Exhibit 2         Lease Plan
         Exhibit 3 Plan and Legal Description of Park; including Protected Parking Areas
         Exhibit 4         Base Building Work
         Exhibit 4-A       Exclusions from Definitions of Substantial Completion
         Exhibit 5         Building Services
         Exhibit 6         Rentable Area
         Exhibit 7         Existing Site Conditions
         Exhibit 7-A       Permitted Hazardous Materials
         Exhibit 8         Form of Letter of Credit
         Exhibit 9         Plan and Legal Description of DEC Land
         Exhibit 10        Table of Definitions
         Exhibit 11        Form of Acceptable SNDA
         Exhibit 12        Option Rights of Existing Tenants in the Park

         THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.       DESCRIPTION OF DEMISED PREMISES

         2.1 Demised Premises. The premises are the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan, Exhibit 2 attached hereto and incorporated by reference as a part hereof.

         2.2 Park. The Building is located in the Park described in Exhibit 1, which may be changed, increased or decreased by addition or subdivision of parcels and/or by construction and/or demolition of buildings and/or other improvements by Landlord from time to time.

         2.3 Appurtenant Rights. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice and with due regard for the rights of others to use the same (a) the common roadways, sidewalks and walkways necessary for the purposes of access to the Building from public roads, walkways of the Park, and (b) the Parking Areas for the purpose of parking of motor vehicles by Tenant and Tenant's employees and invitees on a first-come first served, non-reserved basis; and no other appurtenant rights or easements. For the purposes hereof, the "Parking Areas" shall be defined as the portions of the parking areas in the Park which are available for the common use by all of the tenants in the Park, as may be designated by Landlord, from time to time and as initially shown outlined. Notwithstanding anything to the contrary in this Lease contained, Tenant shall have the exclusive right to use the spaces within the area designated "Tenant's Exclusive Parking Area" on Exhibit 3 Landlord shall have no right to relocate such Tenant's Exclusive Parking Area. Landlord shall have no obligation to police the use of Tenant's Exclusive Parking Area. Landlord agrees to use reasonable efforts to obtain the agreement of tenants under existing leases to designate a portion of the other parking areas of the Park for use as a common visitor parking area which would contain at least twenty-five (25) parking spaces. It is understood and agreed that

Landlord shall have no liability to Tenant if it is unable to obtain such agreement from tenants under existing leases. If such agreement to designate a common visitor parking area is obtained, Landlord shall have no obligation to police the use of such common visitor parking area.

         2.4 Exclusions and Reservations. There is hereby expressly reserved to Landlord (a) the right of access through the premises for the purposes of operation, maintenance, decoration and repair, and (b) any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires, and appurtenant fixtures, fan rooms, ducts, electric and other utilities, sinks or other Building facilities, in any case serving any other area(s) in the Park and the use thereof.

3.       TERM OF LEASE

         3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

                  (a)      "Specified Commencement Date" - The date set forth in
Exhibit 1 on which it is estimated that the Base Building Work (as defined below) will be substantially completed (as defined below).

                  (b) "Term Commencement Date" - The "Term Commencement Date" is the date on which the Base Building Work has been deemed to have been substantially completed, but in no event earlier than April 1, 1996.

         3.2 Habendum. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the term hereof is herein referred to as the "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall instead occur on the last day of the calendar month in which said Termination Date would otherwise have occurred.

         3.3 Declaration Fixing Term Commencement Date. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument within ten (10) days after Landlord's request therefor.

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT
         DATE

         4.1      Completion Date - Delays.

                  (a) Landlord Not Responsible. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence to have the Base Building Work, as defined in Article 4.3, substantially completed on the Specified Commencement Date. The failure to have the Base Building Work substantially completed on the Specified Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If the Base Building Work has not been deemed substantially completed within the meaning of Article 4.2 hereof on the Specified Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

                  (b) Tenant's Termination Right. Notwithstanding Article 4.1(a) above, if the Base Building Work has not been deemed substantially completed within the meaning of Article 4.2, on or before the Completion Deadline Date (as defined below) for any reason, then on or after the Completion Deadline Date Tenant shall have the right to give Landlord a written thirty (30) notice of Tenant's desire to terminate this Lease. If the Base Building Work is deemed substantially completed, as aforesaid, on or before the thirtieth (30th) day after Landlord receives such termination notice, Tenant's termination notice shall be deemed to be void and of no force or effect. If the Base Building Work is not deemed substantially completed, as aforesaid, on or before the thirtieth
(30th) day after Landlord receives such termination notice, this Lease shall terminate and shall be of no further force or effect. For the purposes hereof, the Completion Deadline Date shall mean the date ninety (90) days after the Specified Commencement Date, plus up to an additional period of time (not to exceed an additional ninety (90) days) equal to the length of delays in the Base Building Work arising from causes beyond Landlord's reasonable control as provided in Article 26 hereof.

                  (c) Rent Credit. Notwithstanding Article 4.1(a) above, if the Term Commencement Date has not occurred on or before the Liquidated Damage Date, as hereinafter defined, then Tenant shall be entitled to a proportionate credit against the Yearly Rent for an amount equal to the product of (a) $2,620.20, multiplied by (b) the number of days from the Liquidated Damage Date to but not including the Term Commencement Date. The "Liquidated Damage Date" shall be defined as April 16, 1996 plus up to an additional period of time (not to exceed an additional sixty (60) days) equal to the length of delays in Base Building Work arising from causes beyond Landlord's reasonable control, as provided in Article 26.

         4.2 When Base Building Work Deemed Substantially Complete. The Base Building Work shall be deemed substantially completed on the date when the same has been substantially completed by Landlord except (i) for minor or insubstantial details of construction, decoration or mechanical adjustments which remain to be done in the premises (collectively, "Punchlist Items"), (ii) the work ("Post-Substantial Completion Work") set forth in Exhibit 4-A attached hereto and incorporated by reference as a part hereof, and (iii) complete and final installation of the elevator. Notwithstanding the foregoing, if any windows have not been installed as of substantial completion, the Base Building Work shall not be deemed to be substantially complete unless Landlord has, at Landlord's cost, installed temporary measures to make such window openings watertight.

         Notwithstanding the foregoing, the Base Building Work shall be deemed substantially completed on such earlier date on which the Base Building Work would have been substantially completed under the preceding sentence, but for delays (referred to collectively herein as "Tenant Delays") which are: (i) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (ii) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment. Subject to Landlord's reasonable safety requirements, Tenant's architect and Tenant's representative shall, upon reasonable advance notice to Landlord, have access to the premises during the performance of the Base Building Work for the purpose of inspecting the progress of the Base Building Work. Tenant's architect and Tenant's representative shall have the right to jointly inspect the premises upon Substantial Completion to review and approve (which approval shall not be unreasonably withheld) the Punchlist Items. Any of the Base Building Work in the premises not fully completed on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord. Landlord and Tenant shall consult, in good faith, to determine a schedule for the completion of the elevator and the Post-Substantial Completion Work so as to cause no delay in the construction of Tenants' Work (as hereinafter defined).

         4.3      Base Building Work and Condition of Premises

                  (a) Base Building Work. For the purposes hereof, "Base Building Work" shall be defined as the work described on Exhibit 4 attached hereto. All of the Base Building Work shall be performed in a good and workmanlike manner and in compliance with applicable law.

                  (b) Condition of Premises. Except for the Base Building Work, and except for such representations and warranties as are expressly set forth in this Lease, Tenant shall take the premises "as-is" without representation or warranty by Landlord. Tenant and its representatives shall, upon reasonable written notice to Landlord and subject to Landlord's reasonable security and safety requirements, have access to the

Premises after execution of this Lease for the purposes of planning and designing the Tenant Work.

         4.4      Plans and Specifications and Tenant Work

                  (a) Tenant's Plans. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to improve the premises for Tenant's occupancy (exclusive of the Base Building Work), which plans shall be subject to approval by Landlord/s architect and engineers and shall comply with their reasonable requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Park. Tenant may submit such plans in stages. Notwithstanding anything to the contrary contained in this Lease, Tenant shall provide to Landlord Tenant's plans for the handicap toilet located on the upper level of the Building on or before May 1, 1996. Landlord's approval of Tenant's plans shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to Tenant's plan submissions within ten (10) days of Landlord's receipt thereof. Failure by Landlord to respond within such ten (10) day period shall be deemed to be approval thereof provided that Tenant's submissions shall be received with a written request for approval which shall expressly state that in accordance with this Article 4.4, failure by Landlord to respond within ten (10) days of Landlord's receipt of such plans shall be deemed to constitute approval thereof. The plans approved by Landlord hereunder are referred to herein as the "Tenant's Final Plans." Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, defects in design and the structural integrity of the design). If requested by Tenant, Landlord's architect will prepare the plans necessary for such construction at Tenant's cost and expense. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and all costs related thereto, except as provided in subparagraph
(b) below. Articles 4.1(b) and 4.1(c) shall be Tenant's sole and exclusive remedies for any failure of Landlord to cause Landlord's Work to be timely performed. Upon request from time to time, Landlord shall provide Tenant with a copy of all changes made by Landlord's architect to Landlord's plans and specifications for the Base Building Work but Landlord shall have no obligation to provide Tenant with any as-built plans for the premises. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to submit to Tenant revised Base Building plans for (i) the existing toilet rooms and (ii) stair finishes in accordance with Exhibit 4. Tenant's approval of Landlord's plans shall not be unreasonably withheld, conditioned or delayed. Tenant shall respond to Landlord's plan submissions within ten (10) business days of Tenant's receipt thereof. Failure by Tenant to respond within such ten (10) business day period shall be deemed to be approval thereof provided that Landlord's submissions shall be received with a written request for approval which shall expressly state that in accordance with this Article 4.4, failure by Tenant to respond within ten (10) business days of Tenant's receipt of such plans shall be deemed to constitute approval thereof.

         (b) Landlord's Architectural Contribution. Landlord shall contribute up to $7,442.60 ("Landlord's Architectural Contribution") toward the cost of having Tenant's plans prepared by Warren Freedenfeld & Associates, Inc. ("Tenant's Architect"). Landlord's Architectural Contribution shall be disbursed to Tenant within twenty (20) days of Tenant's invoices therefor, accompanied by supporting invoices from Tenant's Architect.

         (c) Performance of Tenant Work. After the completion of the Base Building Work, Tenant shall perform such work ("Tenant's Work") as is necessary to prepare the premises for Tenant's occupancy. All of Tenant's Work shall be performed in accordance with the provisions of this Lease, including, without limitation, Articles 12 and 13 thereof.

         4.5 Quality and Cost of Materials. Tenant shall bear all costs of preparing the premises for its occupancy in accordance with the Tenant's Final Plans, except for the Base Building Work to be performed by Landlord, and Landlord's Architectural Contribution, all as hereinafter provided. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials selected by Tenant in the construction or other preparation of the premises for Tenant's occupancy including, without limitation, furniture and carpeting, whether or not approved by Landlord.

         4.6 Tenant's Delay - Additional Costs. If Tenant fails to honor or perform its obligations under this Lease, any additional cost to Landlord in connection with the completion of the premises in accordance with the terms of this Lease shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the premises in accordance with the terms of this Lease had there been no such failure, omission or delay. Nothing contained in this Article 4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.2.

         4.7 Entry by Tenant Prior to Term Commencement Date. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the premises prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

         4.8 Conclusiveness of Landlord's Performance. With respect to patent defects in Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the second calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation. With respect to latent defects in Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the first anniversary of the Term Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

         4.9 Tenant Payments of Construction Cost. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

5.       USE OF PREMISES

         5.1 Permitted Use. Tenant shall occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Subject to the other terms and provisions of this Lease, Tenant shall be permitted to install and operate any kitchen equipment shown on Tenant's Final Plans, and equivalent substitutions therefor, provided that, and so long as, the same are maintained in good operating condition. Such kitchen equipment may be used only for the purposes of serving Tenant's employees and business invitees.

         5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises, the Building, the Park or any part thereof (including, without limitation, any materials used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building or the Park; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building or the Park, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Park; or (iv) which is inconsistent with the maintenance of the Building and/or the Park as facilities of the first class in the quality of their maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

         5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building, the park or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises, the Building or the Park.

         5.4 Vacancy by Tenant. If Tenant shall cease using all or substantially all of the premises for a period ("Vacancy Period") of one hundred twenty (120) consecutive days, then Landlord shall have the right, exercisable by written notice given to Tenant at any time after the Vacancy Period, but prior to the time that Tenant again recommences its use of the premises, to terminate this Lease. Such termination of this Lease shall be effective on the date thirty (30) days after Landlord's termination notice is given, unless Tenant recommences its use of the premises before the end of such thirty (30) day period, in which event this Lease shall continue in full force and effect. Vacancy by Tenant shall not be considered to be a default by Tenant.

6.       RENT

         (a) In General. During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence in accordance with Article 6(b) below. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature ("Lease Rate").

         (b) Commencement of Rent. Tenant's obligation to pay Yearly Rent, Tax Excess and Operating Expense Excess shall commence to accrue as of the Rent Commencement Date, as defined on Exhibit 1. The commencement and performance of Tenant Work shall not be deemed to be use and occupancy of the premises for the purposes of determining the Rent Commencement Date.

         (c) Rentable Area. Landlord and Tenant acknowledge the Total Rentable Area of the premises and of the other buildings in the Park have been determined by agreement to be as set forth in Exhibit 6 attached hereto for the purposes of this Lease, including, without limitation, Tenant's expansion options and that the figures set forth therein shall be conclusive and binding on Landlord and Tenant with regard to the Park as it exists as of the Execution Date, provided that if any building is physically expanded, the Rentable Area of such building shall be appropriately increased using the same methodology as was used to arrive at the figures in Exhibit 6 before said expansion.

7.       HAZARDOUS MATERIAL

         Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" in or on the premises.

                  (a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, "Environmental Laws"), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 7(c)), whether within or outside the buildings or otherwise in the Park.

                  (b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the buildings or otherwise in the Park by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for (i) Hazardous Materials which are typically used in business offices in the greater Boston area, and (ii) those materials (if any) listed on Exhibit 7-A attached hereto and incorporated by reference as a part hereof (collectively, "Permitted Hazardous Material"). Notwithstanding the foregoing, with respect to any Permitted Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Park until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. If Tenant breaches the obligations stated in either of the two preceding sentences, or if the presence of any Hazardous Material (including Permitted Hazardous Materials) in the buildings or otherwise in the Park caused or permitted by Tenant results in contamination of the buildings or the Park, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space of or any amenity of the buildings or the Park, and sums paid in settlement of claims, actual attorneys' fees, consultant fees and expert fees) which arise after the Effective Date, whether before, during or after the term of this Lease, as a result of such contamination. This indemnification of Landlord by Tenant contained in this paragraph includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the premises. The indemnification and hold harmless obligations of Tenant under this Article 6 shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Park caused or permitted by Tenant results in any contamination of the premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises to a condition which complies with all Environmental Laws; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord's reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the premises.

                  (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601) or (iv) defined as "hazardous substance" or "oil" under Chapter 21E of the General Laws of Massachusetts, and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv).

                  (d) Any increase in the premium for necessary insurance on the premises or the Park which arises from Tenant's use and/or storage of these materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.

                  (e) Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively "Losses") which Landlord may incur arising out of contamination of real estate, the Park or other property not a part of the premises which contamination arises as a result of the presence of Hazardous Material in the premises, the presence of which is caused or permitted by Tenant, or which first occurs within the premises during the term of this Lease unless caused by Landlord. The indemnification and hold harmless provisions of this Article shall survive any termination of the Lease and shall be co-extensive with the indemnification and hold harmless rights of Landlord with respect to the premises.

                  (f) Landlord represents to Tenant that, to the best of Landlord's knowledge, there are no Hazardous Materials presently located in the Park, except as described on Exhibit 7.

                  (g) Landlord agrees that neither Landlord, nor its agents, employees or contractors, shall introduce Hazardous Materials to the Park.

                  (h) Landlord hereby covenants and agrees to indemnify, defend and hold Tenant harmless from any Losses which arise from: (1) any matters disclosed on Exhibit 7; (2) any breach by Landlord of the representations set forth in Article 7(f) above; and (3) any breach by Landlord of its agreements under Article 7(g) above. Landlord further covenants and agrees that in the event any Hazardous Materials shall be introduced into the Park by anyone other than Tenant or Tenant's agents, employees or contractors, Landlord shall, when required by law, perform such remedial action as is required by the governmental authorities having jurisdiction thereof.

8.       SERVICES FURNISHED BY LANDLORD

         8.1      Electric Current.

                  (a) The parties acknowledge and agree that the consumption of electricity in the premises will be measured by a separate sub-meter to be installed by Landlord, at Landlord's cost, as part of the Base Building Work, provided that electricity for the operation of the base building HVAC system serving the premises and parking lot lighting in the Park shall not be connected to such submeter, but any other HVAC equipment installed as part of the Tenant Improvement Work shall be connected to such submeter. Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

                  (1) Commencing as of the Rent Commencement Date and continuing until the procedures set forth in Paragraph 2 of this
         Article 8.1(a) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity consumed in the premises. Said estimated monthly payments are based upon the Base Electric Cost and Electric Rate set forth on Exhibit 1, which Base Electric Cost and Electric Rate are the actual and direct costs charged to Landlord by the utility company supplying such electricity, without profit to Landlord. The Initial Estimated Monthly Electric Payment is set forth on Exhibit 1.

                  (2) Monthly after the Rent Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the premises (i.e., by reading Tenant's sub-meter and by applying the actual Electric Rate(s) applicable to the preceding period). If the total of Tenant's estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the premises during such period, Tenant shall pay the difference to Landlord within twenty (20) days after Landlord's bill therefor. If the total of Tenant's estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder.

                  (3) After each adjustment, as set forth in Paragraph (2) above, the amount of estimated monthly payments on account of Tenant's obligation to reimburse Landlord for electricity in the premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

                  (b) Landlord shall permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company. Tenant shall, at its expense, maintain and keep in repair all metering equipment used to measure Tenant's consumption of electricity.

                  (c) If Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Park or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

                  (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

                  (f)      Subject to Tenant's rights under Paragraphs (b) and
(c) of Article 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

                  (g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

         8.2 Water. Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory, drinking and kitchen purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

         8.3      Heat and Cleaning.

                  (a) Landlord at its expense shall: (i) furnish heat (substantially equivalent to that being furnished in comparably aged first-class suburban office/research and development buildings in the greater Burlington, Bedford and Lexington submarket) to the premises during the normal heating season on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and (ii) cause the office areas of the premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant in accordance with the cleaning standards generally prevailing in first-class suburban office/R&D buildings in the greater Burlington, Bedford and Lexington submarket. The heating system serving the premises shall be capable of maintaining 72(degree)F with an outside temperature of 3(Degree)F.

                  (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment.

         8.4 Air Conditioning. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of providing 78 degrees F dry bulb and 50% relative humidity with outside conditions of 92 degrees F dry bulb and 74 degrees F wet bulb. The foregoing design conditions shall be based upon an occupancy within each separately partitioned area in the premises of not more than one person per 100 square feet of Net Rentable Area and upon a combined lighting and standard electrical load not to exceed 6-1/2 watts per square foot of Net Rentable Area.

         8.5      Additional Heat, Cleaning and Air Conditioning Services.

                  (a) Upon reasonable advance written notice from Tenant, which shall not be longer than one (1) day, of its requirements in that regard, Landlord will furnish additional heat, cleaning or air conditioning services to the premises on days and at times other than as above provided (the "Overtime Hours").

                  (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant, (ii) for any extra cleaning of the premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost. Notwithstanding the foregoing, the parties hereby agree that the charge during the first Lease Year (i.e., commencing as of the Term Commencement Date) for additional heating, ventilating and air conditioning shall be $50 per hour for air conditioning, $20 per hour for ventilation and $35 per hour for heat. From and after the first anniversary of the Term Commencement Date, said charges shall only be increased in relation to the increase in actual costs incurred by Landlord in providing such heating, ventilating and air conditioning service. To the extent that another tenant of the Park whose space shares use of common heat, air-conditioning and ventilation systems with the premises requests such services during the same Overtime Hours as Tenant, the charge to Tenant for such Overtime Hours shall be reduced to reflect savings arising from the shared use of the HVAC System. Landlord shall determine if Landlord can achieve any savings if Tenant commits to fixed Overtime Hours. In such event, Landlord shall pass any such savings on to Tenant.

         8.6 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior windows and walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building and the Park, including, without limitation, all parking area lighting, signage and sewer facilities, in good condition and repair, and shall maintain all lawns and planted areas in the Park and keep in good repair and condition all surfaced roadways, walks, and parking and loading areas which Tenant has a right to use under this Lease, and shall keep the same reasonably clear and free of snow.

         8.7      Interruption or Curtailment of Services.

                  (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend
(i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise diligent efforts (including the employment of overtime or after hours services, if required) promptly to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Paragraphs (b) and (c) of this Article 8.7, there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

                  (b) Notwithstanding anything to the contrary in this Lease contained, if the premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the premises or a portion thereof untenantable) for a period of five (5) consecutive business days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which substantially adversely affects the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, or causes beyond Landlord's reasonable control, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

                  (c) Notwithstanding anything to the contrary in this Lease contained, if the premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the premises or a portion thereof untenantable) for a period of ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which substantially adversely affects the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is caused by reasons beyond Landlord's control and is not caused by the fault or neglect of Tenant, or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess, and shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

         8.8 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

         8.9 Miscellaneous. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per one hundred fifty (150) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.       ESCALATION

         9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

                  (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

                  (b) "Operating Cost Base" shall be the amount as stated in Exhibit 1.

                  (c) "Tenant's Operating Cost Percentage" and "Tenant's Tax Percentage" shall be the respective figures as stated in Exhibit 1.

                  (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Park and the land on which it is located and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Park or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Park; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Park or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. In addition, "Taxes" shall exclude any increase in real estate taxes assessed against any leasehold improvements made within another tenant's premises to the extent that it is determined from the records of the assessing authority that such increase is based solely upon such leasehold improvements (e.g., if the assessing authority determines Taxes for a fiscal year based upon an income approach to valuation, in no event shall Taxes exclude an increase based on change in income of the Park). "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies.

                  (e) "Tax Base" shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. The Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

                  (f) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

                  (g)      "Operating Costs":

                           (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds, including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, cooling and heating equipment, and a portion reasonably allocated by Landlord to the Building of the costs and expenditures made by Landlord in the operation and management, repair and replacement, cleaning and maintenance of the Park. Landlord agrees that expenses incurred for the use and/or benefit of all buildings in the Park shall be allocated to the Building on the basis of Tenant's Tax Percentage. Expenses incurred for services, facilities or benefits for the premises as well as other areas of the Park shall be allocated to the premises based upon the ratio that the square footage of the premises bears to the aggregate square footage of all areas for which such expenses were incurred. Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs", as set forth below, but shall not include "Excluded Costs", as hereinafter defined.

                           (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as:

         (i) mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the

                  Building, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income.

         (ii) Repairs or other work occasioned by fire, windstorm or other casualty or by the exercise of eminent domain.

         (iii) Leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants.

         (iv) Renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Park.

         (v) Landlord's cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent, tax escalation, and operating expense escalation payable under Landlord's lease with such tenant.

         (vi)     Depreciation and amortization, except as provided in this
                  Article 9.1(g).

         (vii) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant.

         (viii) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease.

         (ix) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Park, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate. The provisions of this clause (ix) shall not apply to any management fees payable to Landlord's managing agent, which shall be limited as provided in subparagraph (xi).

         (x) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases.

         (xi) Landlord's general overhead except as it directly relates to the operation and management of the Building, Tenant hereby acknowledging that Operating Costs shall include a management fee, which shall not exceed four percent (4%) of Landlord's gross revenue from the Park for such Operating Year.

         (xii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

         (xiii) All items and services for which Tenant is separately charged, reimburses Landlord or pays third persons.

         (xiv)    Advertising and promotional expenditures.

         (xv) Any fines or penalties incurred due to violations by Landlord of any governmental rule or authority.

         (xvi) Any costs incurred by Landlord in the event that the Building does not comply with governmental rules in effect as of the Execution Date of this Lease.

         (xvii) Cost of installing sculpture, paintings or other objects of art.

         (xviii) Wages, salaries, or other compensation paid to any executive employees above the grade of building superintendent, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant.

                           (3) Capital Expenditures.

         (i) Replacements. If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replace) exceeds the Annual Charge-Off of the capital expenditure for the item being replaced. Notwithstanding the foregoing, with respect to a replacement capital expenditure, the amount of Annual Charge-Off with respect to such capital expenditure shall be included in Operating Costs only if:

                  1. the replacement capital item being acquired is required by law which was not in effect on the date of this Lease, or

                  2. the amount of Annual Charge-Off includible in Operating Costs on account of such replaced capital item is reasonably projected to
                           reduce Operating Costs (i.e., taking into account the aggregate annual repair costs which Landlord would otherwise have been required to incur in order to keep the item being replaced in working order).

         (ii) New Capital Items. If a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure. Notwithstanding the foregoing, with respect to a new (i.e., as opposed to replacement) capital expenditure, such capital expenditure shall be included in Operating Costs only if:

                  1. the new capital item being acquired is required by law, or

                  2. the new capital item is reasonably projected to reduce Operating Costs.

         (iii) Annual Charge-Off. "Annual Charge-Off" shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

         (iv) Useful Life. "Useful Life" shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of capital expenditures computed as aforesaid, then and in such events, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

         (v) Capital Interest Rate. "Capital Interest Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                           (4) Specifically Included Categories of Operating
Costs. Operating Costs shall include, but not be limited to, the following:

         Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

         Water: All charges and rates connected with water supplied to the Building and/or the Park and related sewer use charges.

         Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building and/or Park.

         Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building and/or Park.

         Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building and/or Park.

         Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building (if any).

         Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building and/or Park, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building and/or Park. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

         Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, rental costs associated with the Building's management office.

                  (5) Extrapolation to Account for Vacancies. If less than 95% of the Building and/or the Park is occupied by tenants during any Operating Year or the year on which the Operating Cost Base is determined, then the Operating Costs for such period shall be extrapolated by Landlord on an item-by item basis to the estimated Operating Costs that would have been incurred if the Building and/or Park had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of Operating Costs for such period.

         9.2      Tax Excess.

                  (a) In General. Commencing as of July 1,1997, and continuing thereafter throughout the term of this Lease, if in any Tax Period the Tenant's Tax Percentage of Taxes exceed the Tax Base, Tenant shall pay to Landlord such excess, such amount being hereinafter referred to as "Tax Excess." Tax Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord when billed therefor.

                  (b) Effect of Abatements. Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

         9.3      Operating Expense Excess.

                  (a) In General. Commencing as of January 1, 1997, and continuing thereafter throughout the term of the Lease, if the Operating Costs in any Operating Year exceed the Operating Cost Base, Tenant shall pay to Landlord Tenant's Operating Cost Percentage of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of this Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

                  (b) Tenant's Audit Rights. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expense Excess:

                  (1) Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

                  (2) Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs.

                  (3) Any request for examination in respect of any Operating Year may be made no more than sixty (60) days after Landlord advises Tenant of the actual amount of Operating Costs in respect of such period.

                  (4) Such examination may be made only by a firm reasonably approved by Landlord. Without limiting Landlord's approval rights, Landlord may withhold its approval of any representative of Tenant (other than a nationally recognized independent certified public accounting firm) who would be paid by Tenant on a contingent fee basis.

                  (5) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

                  (c) Landlord's Bidding of Service Contracts. Landlord shall, upon Tenant's written request, which request may be made no more often than every two years, obtain bids from prospective providers of services to the Park, the cost of which services are included in Operating Costs.

         9.4 Part Years. If any Rent Commencement Date or if the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term (commencing as of the applicable Rent Commencement Date) which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

         9.5 Effect of Taking. In the event of any taking of a portion of the Park, the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Tax Percentage Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

         9.6 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.      CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the premises, the Building and/or the Park and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, parking areas, tunnels, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Park, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant. Notwithstanding the foregoing, unless required by law, Landlord shall not make any alteration, addition, or improvement within the premises without obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building and/or the Park. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant. If at any time any windows of the premises are temporarily (i.e. not in excess of seven days) closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

         All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant. Notwithstanding anything contained in this Lease to the contrary, all shelving and supplemental HVAC systems and equipment which are owned or installed by Tenant solely at its expense in the premises shall remain the property of the Tenant may be removed by Tenant at any time prior to or upon the expiration or prior termination of this Lease, provided that Tenant shall, at its expense, repair any damage to the premises or the Building caused by any such installation or removal.

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent and then only those (i) which equal or exceed the Above Base Building Work initially installed by Landlord in the premises, and (ii) made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; and (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord shall respond to any request for consent pursuant to this Article 12 within ten (10) business days of its receipt of such request. If Landlord fails to respond in writing to any written request for Landlord's consent pursuant to this Article 12 within ten (10) business days of Landlord's receipt of Tenant's request for such consent, Landlord shall conclusively be deemed to have granted such consent, provided that Tenant, in its request for such consent, advises Landlord that Landlord's failure timely to respond to such request in accordance with this Article 12 shall be deemed to constitute the granting of such consent. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, and the structural integrity of the design), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. If requested by Tenant in writing at the time that Tenant requests that Landlord approve Tenant's plans for the same, Landlord shall, at the time that Landlord approves such plans, notify Tenant as to Landlord's election to require Tenant to remove any items shown on such plans. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant in excess of the Base Building Work to the extent that it is determined from the records of the assessing authority that such increase is based solely upon such leasehold improvements.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

                  (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Landlord agrees, however, that Tenant shall have the right to engage a non-union contractor in performing the initial Tenant work.

                  (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord. Any mechanic's lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

                  (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) reasonable Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and reasonably approved by Landlord.

                  (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in
Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.      REPAIRS BY TENANT--FLOOR LOAD

         14.1 Repairs by Tenant. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

         14.2 Floor Load--Heavy Machinery. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         15.1 General Liability Insurance. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million Dollars ($2,000,000) in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

         15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be cancelled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

         15.3 Tenant Indemnity of Landlord. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

                  (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord, its agents, contractors or employees);

                  (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building or elsewhere in the Park (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Park, Building or premises) arising out of the use or occupancy of the Park, Building or premises by Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

                  (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

                  (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under
Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

         15.3A Landlord Indemnity of Tenant. Landlord, subject to the limitations on Landlord's liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party (i.e. any person, firm, corporation or public authority) for damage to property or injuries to persons on account of or based upon any injury to persons, or loss of or damage to property, sustained or occurring in the Park arising from the negligence, or willful misconduct of Landlord or Landlord's agents, employees or contractors, unless such injury, loss or damage was also caused by the negligent act or omission of Tenant, or Tenant's agents, employees or contractors.

         15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord; unless, subject to Article 19 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible, except that, in no event, shall Landlord be responsible for damage to unusually valuable or exotic property, works of art, and the like.

         15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant knows of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after
(i) notice to Landlord of the condition claimed to constitute negligence and
(ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building, provided that the foregoing shall not relieve Landlord from any obligation which it has to perform maintenance or repairs in accordance with Article 8.7 or relieve Landlord of any obligation which it has in connection with Landlord's Work to the extent that Tenant has complied with the notice requirements of Article 4.8.

         15.6 Repairs and Alterations--No Diminution of Rental Value.

                  (a)      Except as otherwise provided in paragraphs (b) and
(c) of this Article 15.6 and as provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Park, Building or premises or any property adjoining the Park, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Park, Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

                  (b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the premises becomes untenantable for a period of five (5) consecutive business days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which would substantially adversely affect the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors or causes beyond Landlord's reasonable control, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

                  (c) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the premises becomes untenantable for a period of ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition, the untenantability of which would substantially adversely affect the continued operation in the ordinary course of Tenant's business, then, provided that such untenantability and Landlord's inability to cure such condition is caused by reasons beyond Landlord's reasonable control and is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

                  (d)      The provisions of paragraphs (b) and (c) of this
Article 15.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING

         (a) Except as provided in this Article 16, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting.

         (b) If Tenant is a corporation, the Tenant may assign or transfer this Lease, and the term and estate hereby granted, to any corporation ("Permitted Tenant Successor") into which Tenant is merged or with which Tenant is consolidated or to which all or substantially all of Tenant's assets are transferred, provided that: (x) such Permitted Tenant Successor shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation or acquisition, and (y) such Permitted Tenant Successor and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement ("Assumption Agreement") in form and substance reasonably satisfactory to Landlord whereby such Permitted Tenant Successor shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby such Permitted Tenant Successor shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

         (c) Tenant shall have the right to assign its interest in this Lease, and sublet the premises or any portion thereof, to an Affiliate of Tenant, as hereinafter defined. For the purposes hereof, an "Affiliate of Tenant" shall be defined as any entity which controls, is controlled by, or is under common control with, Tenant, so long as such entity remains in such relationship with Tenant. Tenant's right to assign its interest in this Lease to an Affiliate of Tenant shall be further conditioned upon such Affiliate, prior to such assignment, executing and delivering to Landlord an Assumption Agreement, as defined in Paragraph (b) of this Article 16.

         (d) Notwithstanding anything to the contrary in the Lease contained, the following provisions shall apply to any proposed sublease of the premises, or any portion thereof, and to any proposed assignment of Tenant's interest in the Lease, other than to an Affiliate of Tenant, or to a Permitted Tenant Successor:

                  (1) Tenant shall, prior to offering or advertising any portion of the premises in excess of thirty percent (30%) thereof, in the aggregate (i.e., including all portions of the premises then being subleased by Tenant), for sublease or an assignment of this Lease, give Landlord a Recapture Offer, as hereinafter defined.

                  (2) For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

                           (i) States that Tenant desires to sublet the premises, or a portion thereof, or to assign its interest in this Lease.

                           (ii) Identifies the affected portion of the premises ("Recapture Premises").

                           (iii) Identifies the period of time ("Recapture Period") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

                           (iv) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease pro tanto in respect of the Recapture Period (i.e.
                                    the term of the Lease in respect of the
                                    Recapture Premises shall be terminated
                                    during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the premises then demised to Tenant).

                  (3) Landlord shall have forty-five (45) days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

                  (4) For the purposes hereof, "Qualified Transferee" shall mean any person, firm, corporation, partnership or other entity which, in Landlord's reasonable opinion:

                           (i)      is financially responsible and of good
                                    reputation;

                           (ii) is engaged in a use permitted under Article 5 of this Lease;

                           (iii) is not a tenant or subtenant in the Park, unless (x) the proposed tenant or subtenant is expanding its premises and will not vacate any other space occupied by it in the Park as a result of the proposed transaction and (y) Landlord does not have space which satisfies the expansion needs of such tenant or subtenant; and

                           (iv) if Landlord has comparable space on the market (and for this purpose no space under any existing lease with more than 18 months remaining in the term may be considered on the market), then such prospective subtenant will pay a rent which equals or exceeds at least eighty percent (80%) of the then Fair Market Value of the premises.

                  (5) Notwithstanding anything to the contrary in this Paragraph B contained:

                           (i) If Tenant is in default of its obligations under the Lease beyond applicable grace or cure periods at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

                           (ii) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred (100) days after the earlier of: (x) the expiration of said sixty (60) day period, or
                                    (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred (100) day period unless Tenant again offers, in accordance with this Paragraph B, either to terminate or to suspend the Lease in respect of the portion of the premises proposed to be sublet (or in respect of the entirety of the premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Paragraph (d), any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this Paragraph (d), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be thirty (30) days.

                  (e) If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

                  (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

                  (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

                  (f) The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

                  (g) If either: (x) this Lease be assigned, or (y) if Tenant is in default of any of its obligations under this Lease beyond the expiration of any applicable grace periods, and the premises or any part thereof has been sublet or occupied by anybody other than Tenant, then, and in either of such events, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                  (h) Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16. No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

                  (i) No assignment or subletting or use of the premises by an affiliate of Tenant shall affect the purpose for which the premises may be used as stated in Exhibit 1.

                  (j) In the event of an assignment of this Lease to anyone other than an Affiliate of Tenant or a Permitted Tenant Successor, Tenant shall pay to Landlord fifty percent (50%) of any Net Sublease Profits (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, "Net Sublease Profit": (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys' fees, architect's fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, "Sublease Expenses"), and (2) be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, "Net Sublease Profit": (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the premises or the sublet portion thereof, plus a monthly amount equal to the Sublease Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant's payment of rent to Tenant under the sublease.

17.      MISCELLANEOUS COVENANTS

         Tenant covenants and agrees as follows:

         17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building and/or the Park, or the preservation of good order therein, or the operation or maintenance of the Building and/or the Park, or the equipment thereof, or the comfort of tenants or others in the Park, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

         17.2 Access to Premises--Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building and/or the Park or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building and/or the Park or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building and/or the Park and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. Notwithstanding the foregoing, Tenant may from time to time designate in writing certain portions (the "Restricted Areas") of the premises as restricted areas. Landlord agrees not to enter the Restricted Areas except in the event of an emergency and in such event Landlord shall give prior oral notice and endeavor to be accompanied by an employee of Tenant to the extent practicable under the circumstances. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, except that entry to the Restricted Areas shall be made upon the terms and conditions set forth above in this Section 17.2, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent (subject, however, to the provisions of Articles 15.4 and 15.6 of this Lease).

         17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the premises or the Park. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Subject to the provisions of Articles 8.8, 15.4 and 15.6 of this Lease, Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

         17.4     Signs, Blinds and Drapes.

         (a) Except as provided in this Article 17.4, Tenant shall put no signs in any part of the Building or the Park. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn.

         (b) Neither Landlord's name, nor the name of the Building or the Park, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

         (c) Provided that Landlord is able to obtain the necessary governmental approvals therefor, Landlord shall, at its expense, install monument signage naming the Park "Crosby Corporate Center" at both entrances to Crosby Drive.

         (d) Subject to obtaining Landlord's approval of the particulars therefor which shall not be unreasonably withheld, and Tenant's obtaining all necessary governmental approvals therefor, Tenant may at its sole cost and expense install an exterior monument sign and one sign on the exterior of Building, each identifying Tenant in a location approved by Landlord which shall also not be unreasonably withheld. If Tenant installs such monument sign and/or exterior Building sign, Tenant shall maintain the same in good order and repair at all times and shall remove the same from the Park at the expiration or earlier termination of the term hereof.

         (e) Landlord shall install directory signage listing "Security Dynamics" as an occupant of the Park. In addition, Landlord shall provide directional signage which clearly identifies the Building, as well as the entrances, parking areas, and visitor parking areas of the Building.

         17.5 Estoppel Certificate. Each party ("Responding Party") shall at any time and from time to time upon not less than ten (10) days' prior notice from the other party ("Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the Requesting Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as the Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof, or any prospective subtenant or assignee. Time is of the essence in respect of any such requested certificate, each party hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

         17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building or the Park (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC
Section 9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters

(except for standard office supplies stored in proper containers and Permitted Hazardous Materials), (ii) any material (including, without limitation, materials selected by Tenant for the construction or other preparation of the premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, the Park or otherwise. Nor shall Tenant cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises.

         17.7     Requirements of Law--Fines and Penalties.

         (a) Subject to Paragraph (b) of this Article 17.7, Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law (collectively "Laws"), which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the premises. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

         (b) Landlord shall comply with all Laws relating to the performance of Landlord's Work. Landlord, subject to inclusion of the cost of compliance as Operating Costs in accordance with the provisions of Article 9.1(g) of this Lease, Landlord shall comply with all Laws which relate to the structure of the Building, unless the need for such compliance arises from Tenant's particular use of the premises.

         17.8 Tenant's Acts--Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building or the Park which will invalidate or be in conflict with any insurance policies covering the Building, the Park and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building and/or the Park, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, the Park or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

         17.9 Miscellaneous. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.      DAMAGE BY FIRE, ETC.

         18.1 Casualty Insurance. During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building (excluding any Tenant Work and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises and the Above Base Building Work insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Above Base Building Work except that Tenant shall be entitled to retain the proceeds of Tenant's insurance in the event that this Lease is terminated pursuant to this Article 18.

         18.2 Repair of Damage Caused by Casualty. If any portion of the premises required to be insured by Landlord under Article 18.1 shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage, provided, however, that any repairs to Tenant Work or other property installed by Tenant which is damaged by such fire or other casualty which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, such repairs shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant Work and such other property shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent, Operating Cost Excess, Tax Excess and other charges or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the earlier of: (x) one hundred twenty (120) days after the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, or (y) the date that Tenant first recommences its use and occupancy of the premises or any portion thereof for the operation of its business. Tenant agrees to cooperate with Landlord and any mortgagee of the Building or of the Building and the land in such manner as Landlord may reasonably request in assisting Landlord and such mortgagee in collecting the insurance proceeds (including rent insurance proceeds) applicable to such damage. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

         18.3 Landlord's Termination Rights. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building or the Park (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty
(30) days after the day on which such termination notice is received by Tenant.

         18.4     Tenant's Termination Rights.

         (a)      Termination Based Upon Estimated Restoration Period.

         If all or any portion of any Building comprising the premises shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant's business in such Building in the normal course is materially adversely affected, then, within forty-five (45) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time required to complete such repairs. If the time period ("Estimated Restoration Period") set forth in such estimate shall exceed two hundred seventy (270) days from the date of such casualty, Tenant may elect, by a notice sent within thirty (30) days after notice of such estimate is sent to Tenant, to terminate this Lease in respect of such Building. If such estimate shall fall within said two hundred seventy (270) day limit, Tenant shall have no such right to terminate and Landlord shall, subject to the provisions of this
Article 18, proceed with due diligence and promptness to reasonably complete the repairs or restoration within such one year period, subject always to delays for causes beyond Landlord's reasonable control including, but not limited to the causes specified in Article 26 hereof, and the other limitations set forth in this Article 18.

         (b)      Termination Based Upon Actual Restoration Period.

         If all or any portion of any Building comprising the premises is damaged by fire or other casualty to such an extent so as to render such Building untenantable, and if Landlord shall fail to substantially complete the restoration work on or before the date (the "Restoration Deadline Date") which is the later of : (1) the end of the Estimated Restoration Period and (2) two hundred forty (240) days after the date of such fire or other casualty, for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

         (i)      Said notice shall be given after the Restoration Deadline
                  Date.

         (ii) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

         (iii) If the restoration work is substantially complete within thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

         (iv) If the restoration work is not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

         (c)      General Provisions Relating to Tenant's Termination Rights.

         Notwithstanding the provisions of the preceding Paragraphs (a) and (b) of this Article 18.4 or the provisions of Article 19 below, if the premises consist of more than one building at any time, Tenant's termination rights under said provisions shall only apply to whichever Building(s) comprising the premises may have been damaged by the fire or other casualty or taking in question, and not any other Building(s) included in the premises that may not have been affected thereby. Thus, for example, if the premises consist of two buildings and one is substantially destroyed by fire and the Estimated Restoration Period therefor is fourteen months, Tenant would have the right under paragraph (a) above to terminate this Lease as it relates to the damaged Building, but not as it relates to the undamaged Building.

         18.5     General Provisions Relating to Any Casualty Termination.

         In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent and other charges payable under this Lease shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent and other charges for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

19.      WAIVER OF SUBROGATION

         (a) In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof
(i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril which could be covered by fire insurance with the broadest form of property insurance generally available on buildings similar to the Building, whether or not actually procured by Landlord.

         (b) In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

         (c) The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.      CONDEMNATION - EMINENT DOMAIN

         20.1 Landlord's Termination Rights. In the event that the premises or any part thereof, or the whole or any material part of the Park, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, so that, in Landlord's bona fide business judgment, the continued operation of the Park shall be rendered uneconomic, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation.

         20.2 Tenant's Termination Rights. In the event that a material part of the premises, the means of access thereto, or the Parking Areas shall be so taken, appropriated or condemned, so that, in Tenant's bona fide business judgment, the continued operation of Tenant's business in the premises is materially adversely affected, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Notwithstanding anything to the contrary herein contained, if the premises consist of more than one building at any time, Tenant's termination rights under this Article 20.2 shall only apply to whichever Building(s) comprising the premises may have been by the taking in question, and not any other Building(s) included in the premises that may not have been affected thereby.

         20.3 General Taking Provisions. Upon the giving of any notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in Exhibit 5 provided, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

         20.4     Taking Proceeds.

         (a) Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.

         (b) For the purposes of this Article 20, the following terms shall have the following meanings:

         "Award Balance" shall be the amount, if any, by which the total compensation and damages awarded in respect of a permanent taking exceeds the total of the portion of award allocable to the land on which the Building is situated (i.e. as if the land were not improved but as encumbered by, for example, all title matters) and all amounts payable in such event under bona fide ground leases or underlying leases and under all bona fide mortgages or other encumbrances which may now or hereafter be placed on, encumber or affect the real property of which the premises are a part, or any part of such real property.

         "Area Ratio" shall be a fraction having as numerator the number of square feet of Total Rentable Area comprising the premises as of the date of such taking and as denominator the total floor area of the entire Building including office, commercial and public areas.

         "Premises Award Balance" shall be that amount of the Award Balance allocable to the premises determined by multiplying the Award Balance by the Area Ratio.

         "Tenant's Improvements" shall be the unamortized portion (calculated on a straight-line basis over the initial term of this Lease), of Tenant's costs of leasehold improvements actually made to the Premises as part of Tenant's Work, which may not be removed by Tenant under the terms of Article 11 of this Lease, determined as of the date of the eminent domain taking.

         "Building Book Value" shall be the unamortized cost of the Building and related facilities (calculated on a straight-line basis over a 40-year period commencing on the Term Commencement Date), determined as of the date of the eminent domain taking, less all amounts payable in such event under bona fide ground leases or underlying leases and under all bona fide mortgages or other encumbrances which may now or hereafter be placed on, encumber or affect the real property of which the premises are a part, or any part of such real property..

         "Premises Book Value" shall be the product of Area Ratio multiplied by Building Book Value.

         Notwithstanding anything to the contrary contained in the reservation in Art. 20, in the event of a permanent taking which results in the termination of this Lease, Tenant shall be entitled to receive out of the Award Balance (i) its relocation costs (to the extent the same are allocated as such out of the compensation and damages awarded) and (ii) the amount of Tenant's Improvements, provided, however, that if the sum of Tenant's Improvements and Premises Book Value exceeds the Premises Award Balance, then Tenant's Improvements and Premises Book Value shall then be proportionately reduced to an amount which, when added together, shall equal the Premises Award Balance; and, in such event, Tenant shall be entitled to receive out of the Award Balance the amount of Tenant's Improvements as so reduced.

         20.5 Temporary Takings. In the event of any taking of the premises or any part thereof for temporary use (i.e. not in excess of one year): (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.      DEFAULT

         21.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises; or (c) Tenant shall admit in writing Tenant's inability to pay its debts generally as they become due, or make or offer to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or
(e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within sixty (60) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or
(j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant " is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

         21.2 Damages - Assignment for Benefit of Creditors. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and
(b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the twelve-(12)-month period next preceding the date of termination, as aforesaid.

         21.3     Damages - Termination.

         (a) Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

                  (x) the amount (discounted to present value) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the premises for such period;

                                       or:

                  (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

         (b) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         (d) Landlord agrees to use reasonable efforts to relet the premises after Tenant vacates the premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant's premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Park shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the premises until Landlord obtains full and complete possession of the premises including, without limitation, the final and unappealable legal right to re-let the premises free of any claim of Tenant, (ii) lease the premises to a tenant whose proposed use, in Landlord's sole but bona fide judgment, will cause an unacceptable mix of uses in the Park, (iii) relet the premises before leasing other vacant space in the Park, (iv) lease the premises for a rental less than the current fair market rental then prevailing for similar space in the Park, or (v) enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the premises in a first-class manner. Landlord agrees that if Tenant offers a replacement tenant to lease the premises after the termination of the Lease based upon the default of Tenant, Landlord shall not offer to lease other premises in the Park at substantially below the then Fair Market Rental Value of such premises in lieu of entering into a lease of the premises to such replacement tenant.

         21.4     Fees and Expenses.

                  (a) Landlord's Self Help. If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice in an emergency, or otherwise if such default continues uncured for thirty (30) days after notice to Tenant (or such longer time as Tenant may reasonably require to cure such default, provided that Tenant commences to cure such default within such thirty day period and diligently prosecutes such cure to completion) without further notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

                  (b) Tenant's Self-Help. If a Landlord Default, as hereinafter defined, shall occur, Tenant may, without the need of Landlord's consent, (notwithstanding Articles 12 and 13 to the contrary) if Landlord fails to cure such Landlord Default within the Landlord Cure Period, as hereinafter defined, perform the same for the account of Landlord. Landlord shall, within thirty (30) days of demand therefor, reimburse Tenant the sum(s) so paid by Tenant in curing such Landlord Default, plus interest computed at the Lease Rate as provided in Article 6 hereof. Any sums so paid by Tenant shall be included in Operating Costs to the extent permitted under this Lease. For the purposes of this Article 21.4(b), a "Landlord Default" shall be defined as a failure by Landlord to (i) pay Real Estate Taxes to the Town of Bedford, (ii) perform Landlord's obligation to clean the premises, pursuant to Article 8.3(a)(ii) and/or (iii) perform any of Landlord's service, maintenance or repair obligations under the Lease, excluding those maintenance and repair obligations, the cure or performance of which would adversely affect any other tenant in the Park (e.g., without limitation, Tenant shall have no right to perform any maintenance or repairs to any common areas or facilities of the Park). For the purposes of this Article 21.4, the "Landlord Cure Period" shall be defined as follows:

         (1) In the event of an emergency threatening life or property, or Tenant's interest in this Lease, three (3) days after receipt by Landlord of written notice from Tenant of such default;

         (2)      In the event of a Landlord Default under clause (i) of this
                  Article 21.4, five (5) days after receipt by Landlord of written notice from Tenant of such default;

         (3) In the event of any other Landlord Default, thirty (30) days after receipt by Landlord of written notice from Tenant of such default. Notwithstanding the foregoing, in the event that Landlord has commenced to cure such Landlord Default within said thirty-(30)-day period, and so long as Landlord thereafter diligently prosecutes such cure to completion, the thirty-(30)-day period shall be extended to such period of time as Landlord reasonably requires to cure such default.

                  (c) Attorneys' Fees. In the event of any litigation or other legal proceeding (e.g. arbitration) between Landlord and Tenant relating to the provisions of this Lease or Tenant's occupancy of the Premises, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys fees).

         21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         21.6 Remedies Not Exclusive. Unless otherwise specified in this Lease, the specified remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which either party may at any time be lawfully entitled, and either party may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         21.7 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in the same twelve month period, there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than twenty (20) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default. Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.      END OF TERM - ABANDONED PROPERTY

         (a) Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Subject to Article 12, Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises, the Park or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         (b) Tenant will remove any personal property from the Building, the Park and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

         (c) If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market value of the premises for such period, whichever is greater. Notwithstanding the foregoing, if Tenant holds over in the premises for a period in excess of ninety (90) days after the termination of the term of this Lease, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election on or after the date ninety (90) days after the termination of the term of this Lease. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

23.      SUBORDINATION

         (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument ("Nondisturbance Agreement") substantially in the form attached hereto, together with such commercially reasonable modifications as such mortgagee, ground lessor, or trustee may reasonably require that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be. In addition to, and not in limitation of the foregoing, Landlord shall provide a Nondisturbance Agreement from its present mortgagee of the Park.

         (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

         (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument in the following circumstances:

                  1. Landlord, such mortgagee, or ground lessor ("Requesting Party") shall have given Tenant a written request ("First Request") therefore, stating that if Tenant does not timely execute and deliver such certificate or instrument, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this Article 23(e), together with a Nondisturbance Agreement, as defined in Article 23(a), executed on behalf of the mortgagee, ground lessor, or trustee in question;

                  2. Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the First Request;

                  3. The Requesting Party shall, after the expiration of such ten (10) day period, have given Tenant another request ("Second Request") therefor, stating that Tenant has failed timely to respond to the First Request for such certificate or instrument and that if Tenant does not execute and deliver such certificate or instrument within ten (10) days of the Second Request, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this
                           Article 23(e); and

                  4. Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the Second Request.

         (f)      Notwithstanding anything to the contrary contained in this
Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and
(ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

         (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.      QUIET ENJOYMENT

         Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

         Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.      ENTIRE AGREEMENT -- WAIVER -- SURRENDER

         25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         25.2 Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either unless such waiver be in writing signed by Landlord and Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         (a) Except as provided in Article 4.1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall

Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. If by reason of Landlord's failure to complete Landlord's Work, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease in accordance with
Article 4.1(b) or a credit against Yearly Rent in accordance with Article 4.1(c), as the case may be.

         (b) Except as provided in the last sentence of Article 22(c), in no event shall Tenant or Tenant's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages.

27.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed by certified or registered mail, return receipt requested in a postpaid envelope, deposited in the United States mail or sent by nationally recognized overnight delivery service addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises) to the attention of its Facilities Director, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. A copy of all notices to Tenant shall be give to Hale and Dorr, Attention: Jeffrey A. Hermanson, Esq., Sixty State Street, Boston, Massachusetts 02109, or such other addresses for this purposes as Tenant may designate by notice to Landlord hereunder, from time to time.

         If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.      PARTIES BOUND -- SEIZIN OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

         If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord. Without limiting the foregoing, if Landlord retains ownership of other buildings which are subject to the rights pursuant to Paragraphs 4 and/or 5 of the Rider to this Lease, after Landlord conveys its interest in the Building, Landlord (and any successor of Landlord) shall continue to be subject to its obligations pursuant to said Paragraphs so long as Landlord (or such successor) continues to own such building.

29.      MISCELLANEOUS

         29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

         29.3     Broker.

         (a) Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or the Park (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., which claim arises in breach of the foregoing representation, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

         (b) Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         29.4 Modifications. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

         29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty
(20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

         29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

         29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

                  (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

                  (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

         29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

         29.9 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the premises other than the Tenant's Final Plans, requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

         29.10 Suvival. Without limiting any other obligation which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of either party to indemnify, defend, or hold the other party harmless, as set forth in this Lease (including, without limitation, obligations under Articles 7, 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument


LANDLORD:                                    TENANT:

BEACON PROPERTIES, L.P.                      SECURITY DYNAMICS
                                             TECHNOLOGIES, INC.

By:   Beacon Properties Corporation

                                             By:  /s/A.W. Coviello Jr.
                                                  ------------------------
                                                  Name:  A.W. Coviello Jr.
      By:  /s/Lionel P. Fortin                    Title: Executive V.P.
           ---------------------                  Duly Authorized
           Lionel P. Fortin
           Senior Vice President

         A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH, DISTRICT OR
STATE OF MA

COUNTY OF MIDDLESEX

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.


                                    /s/Liesl M. Hoffman
                                    ---------------------------------------
                                    Notary Public  LIESL M. HOFFMAN
                                    My Commission Expires: January 20, 2000
                                                          -----------------

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.


                                    /s/Kathleen M. McCarthy
                                    ---------------------------------------
                                    Notary Public
                                    My Commission Expires: 6/15/01
                                                          -----------------

                                 RIDER TO LEASE
                        LANDLORD: BEACON PROPERTIES, L.P.
                  TENANT: SECURITY DYNAMICS TECHNOLOGIES, INC.

         The attached and foregoing Lease is hereby amended and supplemented as follows.

1.       TENANT'S TERMINATION RIGHT

         A. Notwithstanding anything to the contrary in the Lease contained, on the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants or obligations under the Lease, both as of the time that Tenant gives Tenant's Termination Notice (defined below) and as of the Effective Termination Date (as defined below), Tenant shall have the right to terminate the term of this Lease of the premises (the "Original Premises") initially demised Tenant effective as of the fifth anniversary of the Rent Commencement Date (the "Effective Termination Date") by giving Landlord written notice ("Tenant's Termination Notice") of its election to do so on or before the fourth anniversary of the Term Commencement Date, and by payment to Landlord concurrently with Tenant's Termination Notice of the applicable Termination Payment (as defined below). In the event that Tenant exercises the herein termination option, the Yearly Rent, Operating Expense Excess, Tax Excess and other charges due under the Lease shall be apportioned as of the Effective Termination Date, and the term of the Lease in respect of the Original Premises shall terminate as of the Effective Termination Date. If Tenant fails timely to give Tenant's Termination Notice or timely to pay the Termination Payment, Tenant shall have no right to terminate the Lease pursuant to this Paragraph 1, time being of the essence of this Paragraph 1.

         B. For the purposes hereof, the Termination Payment shall mean the aggregate of the Fixed Rent Amount, plus the Rent Differential Amount, plus Landlord's Unamortized Transaction Costs (as each is defined below):

         (1) The "Fixed Rent Amount" shall mean Five Hundred Fifty-Eight Thousand One Hundred Ninety-Five and 00/100 ($558,195.00) Dollars.

         (2) The "Rent Differential Amount" shall mean Three Hundred Sixteen Thousand Three Hundred Ten and 50/100 Dollars ($316,310.50).

         (3) "Landlord's Unamortized Transaction Costs" shall mean the aggregate amount of principal and interest that remains unamortized as of the Effective Termination Date if Landlord's Transaction Costs are amortized on a direct reduction basis in equal monthly installments of principal and interest over the ten (10) year term of this Lease at an annual rate of interest of eleven percent (11%) per annum. For the purposes of this Subparagraph (3) "Landlord's Transaction Costs" shall mean the aggregate of all costs and expenses incurred by Landlord in connection with the negotiation, execution and implementation of this Lease, including, without limitation, the following: legal, brokerage, design and engineering and other professional fees; and Landlord's Architectural Contribution.

         C. Notwithstanding anything to the contrary contained herein, in the event that on or before the fourth anniversary of the Term Commencement Date, Tenant exercises its right to lease the Expansion Area pursuant to Paragraph 4 below, or any RFO Premises pursuant to Paragraph 5 below, or if Landlord offers in writing to make available for lease to Tenant space in comparable buildings on Crosby Drive owned by Landlord (it being understood that Landlord shall have no obligation to do so) and such Expansion Area and/or any RFO Premises and/or such other space consists of at least 50,000 square feet of Total Rentable Area in the aggregate and shall be available for lease to Tenant on or before the fifth anniversary of the Term Commencement Date, then Tenant shall have no right under this Paragraph 1 to terminate this Lease.

2.       LEASE EXTENSION OPTIONS

         A.       Tenant's Option to Extend the Term of Lease.

         On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that: (i) Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants and obligations under the Lease, and (ii) both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or an Affiliate of Tenant are occupying at least seventy percent (70%) of the premises then demised to Tenant, in the aggregate (i.e., including all portions of the premises then being subleased by Tenant), Tenant shall have the option to extend the term of this Lease in respect of all premises then demised to Tenant under this Lease for one (1) additional five (5) year term (the "Extension Term") which Extension Term shall commence as of the expiration of the initial term of this Lease. Notwithstanding the foregoing, if Tenant would otherwise be deemed to have failed to satisfy the condition set forth in clause (ii) above as the result of any sublease(s), Tenant shall nevertheless be deemed to have satisfied such condition so long as the term (including any extension or renewal options) of each such sublease(s) will expire no later than one (1) year after the commencement of such additional term. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve (12) months prior to the expiration date of the initial term of this Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent, Operating Cost Base, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, Time being of the essence of this Paragraph 2. If Tenant has exercised its early termination right pursuant to Paragraph 1 of this Rider, Tenant shall have no right to extend the term of the Lease in respect of such premises pursuant to this Paragraph 2.

                  B.       Yearly Rent

         The Yearly Rent during the additional term shall be based upon the greater of the following: (i) ninety-five percent (95%) of the Fair Market Rental Value, as defined in Paragraph 3 of this Rider, as of the commencement of the additional term, of the premises then demised to Tenant, (ii) the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant in respect of the twelve-(12)- month period immediately preceding the commencement of the additional term; provided, however, that in no event shall the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant for any twelve (12) month-period during the additional term be more than the Fair Market Rental Value, as of the commencement of the additional term, of the premises then demised to Tenant.

         C.       No Further Extension Options.

                  Tenant shall have no further option to extend the term of the Lease other than the one (1) additional five (5) year term herein provided.

         D. Notwithstanding the fact that upon Tenant's exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term, the Operating Cost Base during such additional term, and the Tax Base during such additional term, may not be set forth in said amendment. Subsequently, after such Yearly Rent, Operating Cost Base, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Paragraph 2, unless otherwise specifically provided in such lease amendment.

3.       DEFINITION OF FAIR MARKET RENTAL VALUE

                  For the purpose of this Rider:

         A.       Definition.

         "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in first-class suburban office research and development buildings in the greater Burlington, Bedford and Lexington submarket, including the Park. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, and services provided by the Landlord.

         B.       Escalation Bases.

         Notwithstanding anything to the contrary herein contained, the parties hereby agree that upon the determination of any Fair Market Rental Value, Landlord shall have the right, exercisable by written notice to Tenant on or before the time that Landlord gives Tenant its initial designation of Fair Market Rental Value:

                  (1) to change Operating Cost Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Operating Year, and

                  (2) to change the Tax Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Taxes for the immediately preceding fiscal/tax year for which landlord has actual data.

                  If Landlord shall exercise such right, the amount of Yearly Rent payable hereunder shall be commensurately adjusted to reflect such change on Operating Cost Base and in Tax Base.

         C.       Dispute as to Fair Market Rental Value

                  Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator with ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the

Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counselor or a broker dealing with the like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The fifth (5th) grammatical sentence of Article 29.5 of the Lease is hereby incorporated by reference in this Subparagraph C. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

4.       EXPANSION AREA IN DEC LAND

         A. In the event that, on or before the expiration of the first thirty (30) months after the Rent Commencement Date (the "Offer Period"), Landlord acquires the parcels of land (the "DEC Land") adjacent to the Park, as more particularly described in Exhibit 9 attached hereto and incorporated by reference as a part hereof, then the following provisions shall apply. On the conditions (collectively, "Exercise Conditions") (which Exercise Conditions Landlord may waive, at its election, by written notice to Tenant at any time) that: (i) Tenant is not in default, beyond the expiration of any applicable grace periods of its covenants or obligations under the Lease, both as of the time of option exercise and as of the expiration of the Offer Period, and (ii) only Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or an Affiliate of Tenant are occupying at least seventy percent (70%) of the premises then demised to Tenant in the aggregate, and (iii) Tenant has not given Landlord a Termination Notice under Paragraph 1 above, then during the Offer Period Landlord will notify Tenant that it has acquired the DEC Land promptly after the date of acquisition of the DEC Land.

         Upon written request ("Tenant's Request") from Tenant within the Offer Period and subject to the Exercise Conditions, Landlord will negotiate with Tenant in good faith to attempt to reach mutually acceptable terms under a written agreement (the "DEC Land Agreement") pursuant to which Landlord will lease and demise to Tenant, and Tenant shall hire and take from Landlord, an agreed upon portion of the DEC Land for the development and construction thereon of a building containing at least 75,000 square feet of Total Rentable Area and related improvements. The parties estimate that, subject to delays in the permitting process, Tenant's delays, and other causes beyond Landlord's reasonable control, six (6) months is a reasonable period of time to prepare plans for a building on the DEC Land and twelve (12) months is a reasonable period of time to construct a building on the DEC Land.

         B. Notwithstanding the foregoing, if prior to receipt by Landlord of Tenant's Requests Landlord decides to construct any building and at such time there shall be at least one (1) other site on the DEC Land which is available to Landlord to develop and improve which can accommodate a building (the "Alternate Building") of at least 75,000 square feet of Total Rentable Area, then Tenant's right under this Paragraph 4 may, at Landlord's election, apply to the Alternate Building in lieu of any other building on the DEC Land. In the event the parties reach agreement as aforesaid, the parties hereby agree promptly to execute the DEC Land Agreement reflecting the demise of the agreed upon area upon the agreed upon terms. If Tenant elects to lease the Alternate Building pursuant to this Paragraph 4, then in no event shall Tenant be required to pay any rent for the Alternate Building earlier than the expiration of thirty-six (36) months after the Rent Commencement Date.

         C. In the event that for any reason the parties shall not have executed the DEC Land Agreement prior to the expiration of the Offer Period and so long as Landlord has sent to Tenant the notice required under Paragraph 4.A and has negotiated with Tenant in good faith after receipt of Tenant's Request as required under Paragraph 4.B, then Tenant shall have no further right to lease all or any portion of the DEC Land pursuant to this Paragraph 4.

5. TENANT'S RIGHT OF FIRST OFFER TO LEASE OTHER PREMISES IN THE PARK AND WITHIN ONE MILE OF THE PARK

         On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that (1) Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants or obligations under the Lease, (2) only Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or Affiliates of Tenant (both as defined in
Article 16 of the Lease) are occupying the entirety of the premises then demised to Tenant, and (3) Tenant has not given Landlord a Termination Notice under Paragraph 1 above, both at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, and as of the Term Commencement Date in respect of the RFO Premises, Tenant shall have the following right to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined.

         A.       Definition of RFO Premises

         The parties acknowledge that each of Buildings 2, 3, 4 and 5 in the Park is presently leased, and that the parties intend to give Tenant the right to lease all or any portion of Buildings 2, 3, 4 and 5 after the tenant(s) of each Building vacate such

Building, subject and subordinate, in all respects, to the rights of other existing tenants in the Park, as set forth on Exhibit 12 attached hereto and incorporated by reference as a part hereof, and to the right of Landlord to renew any existing leases, and before Landlord offers any such premises for lease to other tenants in the Park which do not presently have rights in such premises, set forth on Exhibit 12 and to the general market place. Therefore, "RFO Premises" shall be defined as any separately demised area in Building 2, 3, 4 or 5 or on any other land and improvements thereon owned by Landlord and located within a one (1) mile radius of the Park (the "Other Property") when such area becomes available for lease to Tenant, as hereinafter defined, during the initial term of this Lease. For the purposes of this Paragraph 5, an RFO Premises shall be deemed to be "available for lease to Tenant" if, during the then current term of this Lease, Landlord, in its bona fide business judgment, determines that such area will become available for leasing to Tenant (i.e. when Landlord determines that the then initial tenant of such RFO Premises will vacate such RFO Premises, and when Landlord intends to offer such area for lease to anyone other than a tenant in the Park which does not presently (i.e., as of the Execution Date) have rights in such area) or, with respect to premises in the Other Property, when Landlord intends to offer such area for lease to anyone other than a tenant who then occupies any portion of the Other Property. In no event shall Tenant have any rights under this Paragraph 5 on or after the earlier of (x) the date that Tenant gives Landlord a notice exercising Tenant's Termination Right pursuant to Paragraph 1 of this Rider, or (y) the date twelve
(12) months prior to the expiration of the then current term of the Lease (i.e. Landlord shall have no obligation to give Landlord's Notice, as hereinafter defined, to Tenant on or after the earlier of (x) the date twelve (12) months prior to the expiration of the then current term of the Lease or (y) the date that Tenant gives Landlord a notice exercising Tenant's Termination Right pursuant to Paragraph 1 of this Rider).

         B.       Exercise of Right to Lease RFO Premises

         Landlord shall give Tenant written notice ("Landlord's Notice") at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease to Tenant. Landlord's Notice shall set forth the exact location of the RFO Premises, Landlord's designation of the Fair Market Rental Value (as defined in Paragraph 3 of this Rider) applicable to the RFO Premises and the Specified Commencement Date in respect of the RFO Premises. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within twenty (20) days after the receipt of Landlord's Notice, to lease the RFO Premises. If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 3, provided however, that Tenant shall have the right from time to time thereafter throughout the term of the Lease until Tenant's right to lease the RFO Premises has lapsed, to lease the same RFO Premises when it again becomes available for lease to Tenant, and any other subsequently available RFO Premises. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.

         C.       Lease Provisions Applying to RFO Premises

                  The leasing to Tenant of any RFO Premises shall be upon all of the same terms and conditions of the Lease (including, without limitation, the expiration date of the term of this Lease), except as follows:

                  (1)      Term Commencement Date

                  The Term Commencement Date in respect of the RFO Premises shall be the later of: (x) the Specified Commencement Date in respect of such RFO Premises as set forth in Landlord's Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant.

                  (2)      Yearly Rent

                  The Yearly Rent rental rate in respect of such RFO Premises shall be based upon the Fair Market Rental Value, as defined in Paragraph 3 of this Rider, of such RFO Premises as of the Term Commencement Date in respect of such RFO Premises. The Rent Commencement Date in respect of such RFO Premises shall be the Term Commencement Date in respect of such RFO Premises.

                  (3)      Escalation

                  The Operating Cost Base for any RFO Premises shall be equal to the actual amount of Operating Costs for the applicable Building for the calendar year immediately preceding the Term Commencement Date in respect of such RFO Premises. Tenant's Operating Cost Percentage for any RFO Premises shall be based upon the ratio of the Total Rentable Area of such RFO Premises to the Total Rentable Area of the applicable Building. The Tax Base for the applicable Building shall be the actual amount of Taxes on the Park for the fiscal/tax year immediately preceding the Term Commencement Date in respect of such RFO Premises, and Tenant's Tax Percentage in respect of such RFO Premises shall be based upon the ratio of the Total Rentable Area of such RFO Premises to the Total Rentable Area of the Park.

                  (4)      Definition of Building

                  The term "Building" with respect to any RFO Premises shall mean the Building in which such RFO Premises are located.

                  (5)      Condition of RFO Premises

                  Tenant shall take such RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant's occupancy, and Landlord shall have no obligation to provide any funds or Landlord Contribution to Tenant on account of the RFO Premises, unless otherwise agreed to by the parties in the determination of the Fair Market Rental Value applicable to such RFO Premises.

                  (6)      Additional Letter of Credit

                  If Landlord is required to provide any funds or Landlord Contribution to Tenant on account of any RFO Premises, Landlord shall have the right to require, as a condition to the exercise of Tenant's right to lease such RFO Premises, the delivery of an additional letter of credit, with a Letter of Credit Amount in the same proportion to the Total Rentable Area of such RFO Premises as the Letter of Credit Amount provided by Tenant in connection with the initially demised premises to the Total Rentable Area of the premises.

                  (7)      Termination Option

                  Tenant shall have no right to terminate its lease of the RFO Premises pursuant to Paragraph 1 hereof.

                  (8)      Other Inconsistent Provisions

         Any other provisions of the Lease that are inconsistent with the demise of Expansion Area contemplated hereby shall not apply thereto.

         D.       Execution of Lease Amendments

                  Notwithstanding the fact that Tenant's exercise of the above-described option to lease any RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises, except that the Yearly Rent payable in respect of such RFO Premises, Operating Costs in the Base Year in respect of such RFO Premises, and Tax Base may not be as set forth in such amendment. At the time that such Yearly Rent, Operating Costs in the Base Year, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

6.       TENANT'S SECURITY

         A. Tenant acknowledges that Landlord is unwilling to execute the Lease unless Tenant provides Landlord with security for Tenant's obligations under the Lease. Therefore, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (the "Original Letter of Credit") which shall be (1) in the form attached hereto as Exhibit 8,
(2) issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts, (3) equal to the Letter of Credit Amount, as hereinafter defined, (4) for a term of one (1) year, subject to the provisions of Subparagraph C of this Paragraph 2. The Original Letter of Credit and any Replacement Letter(s) of Credit, Substitute Letter(s) of Credit and Additional Letter(s) of Credit are referred to herein collectively and respectively as the "Letter of Credit."

         B. For the purposes hereof, the "Letter of Credit Amount" shall be Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

         C. The Letter of Credit shall be automatically renewable in accordance with the second to last grammatical paragraph of Exhibit 8; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit satisfying the conditions set forth in Subparagraph A of this Paragraph 6 ("Substitute Letter of Credit") on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Upon written request of Tenant, Landlord shall deliver to the issuer an instruction authorizing the issuing bank to reduce the Letter of Credit Amount in accordance with the schedule set forth herein.

         D. In the event that Tenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Lease, then the Landlord shall have the right, at any time after such event, to draw down from said Letter of Credit (a) the amount necessary to cure such default, or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord's opinion, is necessary to satisfy Tenant's liability in account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions ("Additional Letter of Credit"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Tenant timely to deliver to Landlord such Additional Letter of Credit shall be a default not susceptible of cure entitling Landlord to exercise any and all remedies pursuant to Article 21 of the Lease on account thereof.

         E. In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a segregated bank account interest bearing in the name of Landlord which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. If Landlord draws down the Letter of Credit pursuant to this Subparagraph E, then:

                  (1) Such draw and Landlord's right to hold the Security Proceeds pursuant to this Subparagraph E shall be Landlord's sole remedy based Tenant's failure to timely deliver a Substitute Letter of Credit as required hereunder; and

                  (2) Upon the expiration or prior termination of the term of the Lease, Landlord shall return to Tenant any Security Proceeds then being held by Landlord, to the extent that such Security Proceeds exceed any amounts then due from Tenant to Landlord.

         G. To the extent that Landlord has not previously drawn upon any Letter of Credit, or Security Proceeds (collectively, the "Collateral") held by Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the Termination Date, Landlord shall return such Collateral to Tenant at the expiration of the term of the Lease, as the same may be extended.

                               EXHIBIT 1, SHEET 1
                                 Building No. 1
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts


Execution Date:   March 11, 1996

Tenant:           SECURITY DYNAMICS TECHNOLOGIES, INC.
                  (a Delaware corporation)

Mailing Address:  One Alewife Center
                  Cambridge, Massachusetts 02140

Landlord:         Beacon Properties, L.P., a Delaware limited partnership (the sole general partner of which is Beacon Properties
                  Corporation, a Maryland corporation.)

Mailing Address:  50 Rowes Wharf, Boston, Massachusetts 02110, Attention:
                  General Partner

Park: The land, buildings and other improvements thereon, from time to time, located off Crosby Drive in the Town of Bedford, Middlesex County, Commonwealth of Massachusetts known as Crosby Corporate Center, substantially as shown on the plan, and as more particularly described in the legal description, both of which are attached hereto as Exhibit 3.

Building:         20 Crosby Drive, Bedford, MA (Building One in the Park).

Art. 2
Premises:         The entirety of the Building, substantially as shown on Lease
                  Plan, Exhibit 2.

Art. 3.1
Specified
Commencement
Date:             April 1, 1996

                               EXHIBIT 1, SHEET 2
                                 Building No. 1
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts

                  Tenant: SECURITY DYNAMICS TECHNOLOGIES, INC.
                         Execution Date: March 11, 1996


Art. 3.2
Termination
Date: Subject to the provisions of the Lease, ten (10) years after the Rent Commencement Date.

Art. 5
Use of Premises:  General office purposes, research, development, light manufacturing and any uses ancillary thereto.

Art. 6
Yearly Rent:

                  Lease Year             Yearly Rent             Monthly Payment
                     1                  $  956,374.10              $ 79,697.84
                     2                  $  993,587.10              $ 82,798.93
                     3                  $1,030,800.10              $ 85,900.00
                     4                  $1,105,226.10              $ 92,102.18
                    5-10                $1,179,652.10              $ 98,304.34

Lease Year:       Any twelve (12) month period during the term of this Lease commencing on the Rent Commencement Date or on any anniversary of the Rent Commencement Date, except that the last Lease Year shall end on the expiration or earlier termination of the term hereof.

Rent
Commencement
Date: Subject to the provisions of Article 4.1 of the Lease, the earlier of: (x) one hundred twenty (120) days after the Term Commencement Date, or (y) the date that Tenant first commences to use the Premises, or any portion thereof, for the operation of its business (but not for the construction of leasehold improvements) under the Lease.

Art. 7
Total
Rentable Area:    74,426 square feet

                               EXHIBIT 1, SHEET 3
                                 Building No. 1
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts

                  Tenant: SECURITY DYNAMICS TECHNOLOGIES, INC.
                         Execution Date: March 11, 1996


Art. 8
Electricity:      Electric current for lighting and outlet plug use will be
                  sub-metered and paid to Landlord in accordance with Articles
                  8.1 and 8.5.

                  Base Electric Cost: $.96 per square foot of Total Rentable Area per year Electric Rate: $.096 per kilowatt hour Initial Estimated Monthly Electric Payment: $5,954.08 per month

Art. 9
Operating
Cost Base:        The actual amount of Operating Costs for calendar year 1996, as the same may be adjusted to account for vacancies in the Park in accordance with Article 9.1(g)(5) hereof.

Tenant's
Operating Cost
Percentage:       One hundred percent (100%) of the Building.

Tax Base:         $81,868.00.

Tenant's
Tax Percentage:   22% (i.e., the percentage determined by dividing the Total
                  Rentable Area of the Premises, 74,426 square feet, by the Total Rentable Area of the Park, 338,563 square feet).

Art. 29.3
Co-Brokers:       Spaulding & Slye and Beacon Management Company.

Art. 29.5
Arbitration:      Massachusetts; Superior Court

                               EXHIBIT 1, SHEET 4
                                 Building No. 1
                             CROSBY CORPORATE CENTER
                             Bedford, Massachusetts

                  Tenant: SECURITY DYNAMICS TECHNOLOGIES, INC.
                         Execution Date: March 11, 1996


LANDLORD:                                    TENANT:

BEACON PROPERTIES, L.P.                      SECURITY DYNAMICS
                                             TECHNOLOGIES, INC.

By: Beacon Properties Corporation
    General Partner
                                             By:  /s/ A.W. Coviello Jr.
                                                  ------------------------
                                                  Name:  A.W. Coviello Jr.
      By:  /s/ Lionel P. Fortin                   Title: Executive V.P.
           ---------------------                  Duly Authorized
           Lionel P. Fortin,
           Senior Vice President


Date Signed: 4/10/96                         Date Signed: 3/19/96
            --------------------                         -----------------